Exhibit 99.1

Immersion Corporation Reports Record Revenue for the Third Quarter of 2008

Haptics Leader Shows Strong Uptake for Its Touch and Medical Solutions in Multiple Markets

SAN JOSE, Calif.--(BUSINESS WIRE)--October 30, 2008--Immersion Corporation (NASDAQ:IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today reported financial results for the third quarter ended September 30, 2008.

Revenues for the third quarter of fiscal 2008 were $10.1 million, an increase of approximately 3% over revenues of $9.8 million for the third quarter of 2007. Net loss for the third quarter, which included a one-time charge of $20.75 million related to the settlement of Immersion’s litigation with Microsoft, was $(32.3) million, or $(1.10) per share. Excluding the one-time charge, and tax effects of $7.3 million, net loss for the third quarter was $(4.3) million, or $(0.15) per share. This compares to net income of $493,000, or $0.02 per diluted share, for the third quarter of 2007.

“Immersion’s revenue of $10.1 million was not only the highest revenue total in our history, but also the first time that quarterly revenue has exceeded the $10 million mark,” said Immersion president and CEO Clent Richardson. “Results for the touch side of our business were highlighted by strong adoption of our solutions in high-volume mobile phones, while international sales for our medical line of business were robust. We settled two important legal disputes during the quarter, allowing management to focus its time and energy on execution. In short, while we are not satisfied with our growth rate or bottom-line results, Immersion demonstrated solid execution and performance amidst the turbulent macroeconomic environment.”

As of September 30, 2008, Immersion had cash, cash equivalents, and short-term investments totaling $119.1 million, compared to $129.4 million as of June 30, 2008. During the quarter, Immersion bought back $7.2 million of its own stock.

“While we are mindful of the current economic climate, Immersion’s extremely strong balance sheet and the magnitude of the global opportunities to leverage the world’s best IP portfolio of haptics technology provides us with confidence in our growth initiatives,” concluded Richardson.

Corporate Highlights

Immersion recently:

  Expanded international presence for its medical business by increasing operations across Asia, Europe, and South America and announced a distribution agreement for Immersion Medical surgical simulators with Tellyes Scientific, a leading supplier of advanced medical education products in China.
  Focused on building the executive team with the addition of Craig Vachon as vice president and general manager of its Mobility group and the promotion of Dr. Christophe Ramstein to chief technology officer.
  Announced that more than 30 million mobile phones featuring Immersion’s renowned haptic technology have been sold worldwide including the Samsung Haptic 2, the first mobile phone that lets users design their own haptic effects to personalize touch feedback.
  Signed worldwide license agreements for Immersion's TouchSense(R) technology with Samsung for digital audio devices and with dreamGear for computer, console, and handheld gaming peripherals.
  Was invited to join Samsung’s Mobile Innovator program as a founding core member to bring together key technologies and the developer community.

Conference Call Information

Immersion will host a conference call with company management on Thursday, October 30, 2008 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the third quarter ended September 30, 2008. To participate on the live call, analysts and investors should dial +1 800.218.0713 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on November 7, 2008 by dialing +1 800.405.2236 and entering the passcode 11120928#. A live and archived webcast of the conference call will also be available for one year within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion Corporation is the recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (http://www.immersion.com/corporate/products/), electronic user interfaces are more compelling, entertaining, and in many applications, safer and more productive. Immersion's technology has helped manufacturers develop innovative and creative solutions for products such as hundreds of video games and leading video console gaming systems, medical training simulators installed around the world, driver controls for automotive manufacturers, and mobile phones, such as those from LG and Samsung. Immersion's patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.

Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profitability targets or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements relating to Immersion's ability to maintain effective internal control over financial reporting and disclosure controls and procedures; any statements regarding consumer or market acceptance of touch feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

For a more detailed discussion of these factors and other factors that could cause Immersion's actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, and TouchSense are trademarks of Immersion Corporation in the U.S. and other countries.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
				(1)
Revenues:
Royalty and license	$4,761	$2,904	$11,393	$7,862
Product sales	4,755	5,420	13,992	14,299
Development contracts and other	565	1,479	2,164	2,651
Total revenues	10,081	9,803	27,549	24,812

Costs and expenses:
Cost of product sales (exclusive of amortization
of intangibles shown separately below)	2,951	2,563	7,607	6,533
Sales and marketing	4,296	2,825	11,996	8,558
Research and development	3,155	2,482	9,239	7,538
General and administrative	4,774	2,781	14,121	9,162
Amortization of intangibles	179	243	584	739
Litigation settlements, conclusions & patent license	20,750	-	20,750	(134,900)
Total costs and expenses	36,105	10,894	64,297	(102,370)

Operating income (loss)	(26,024)	(1,091)	(36,748)	127,182
Interest and other income (expense), net	988	1,645	3,404	3,013

Income (loss) before provision for income taxes	(25,036)	554	(33,344)	130,195

Provision for income taxes	(7,262)	(61)	(4,630)	(13,688)

Net income (loss)	$(32,298)	$493	$(37,974)	$116,507

Basic net income (loss) per share	$(1.10)	$0.02	$(1.26)	$4.35

Shares used in calculating basic
net income (loss) per share	29,448	28,630	30,092	26,768

Diluted net income (loss) per share	$(1.10)	$0.02	$(1.26)	$3.73

Shares used in calculating diluted
net income (loss) per share	29,448	31,399	30,092	31,315

(1) Restated to increase income tax provision by $6.6 million

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$102,083	$86,493
Short-term investments	16,976	51,619
Accounts receivable, net	5,276	5,494
Inventories, net	4,892	3,674
Deferred income taxes	211	3,351
Prepaid expenses and other current assets	4,830	3,036
Total current assets	134,268	153,667

Property and equipment, net	3,202	2,112
Deferred income tax assets, net	-	4,031
Intangibles, net and other assets	10,062	8,558

TOTAL ASSETS	$147,532	$168,368

LIABILITIES
Accounts payable	$2,213	$1,657
Accrued compensation	3,041	1,828
Other current liabilities	25,184	2,629
Deferred revenue and customer advances	4,653	4,478
Total current liabilities	35,091	10,592

Long-term liabilities and deferred revenue	17,408	15,989
TOTAL LIABILITIES	52,499	26,581

STOCKHOLDERS’ EQUITY	95,033	141,787

TOTAL LIABILITIES &
STOCKHOLDERS’ EQUITY	$147,532	$168,368

(1) Derived from Immersion’s annual audited consolidated financial statements.

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The Blueshirt Group
Jennifer Jarman, +1-415-217-7722 (Investors)
jennifer@blueshirtgroup.com